Exhibit 23.2

                             Consent of Accountants














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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2002 in the Registration Statement (Form S-11) and related prospectus of Intervest Mortgage Corporation (formerly Intervest Corporation of New York) for the registration of $7,500,000 of subordinated debentures.

/s/ Eisner LLP
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(formerly Richard A. Eisner & Company, LLP
New York, New York
December 9, 2002